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Contact:	Dan Rawitch, CEO (925) 242-5777

FINET.COM SIGNS DEFINITIVE AGREEMENT TO ACQUIRE
ASSETS FORMERLY HELD BY REALESTATE.COM, INC.

San Ramon, CA—April 25, 2002—FiNet.com, Inc. (Nasdaq: FNCM) ("FiNet" or the "Company") announced today that it has signed a definitive agreement with RE Ventures, Inc. ("RE Ventures") and its shareholders to acquire RE Ventures, a company that owns assets formerly owned by RealEstate.com, Inc. The assets of RE Ventures include:

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The RealEstate.com domain name, a premier brand in Internet Real Estate services;
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The intellectual property, computer equipment and other assets used to operate the RealEstate.com website, including technology to build on-the-fly industry "Agent" and "Agent Plus" web pages and related Customer Relationship Management ("CRM") tools;
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Several thousand real estate broker, mortgage broker and insurance agent hosted websites;
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The RealEstate.com website, which has historically generated:
-	An average of over 1 million monthly visitors;
-	An average of several thousand monthly leads from consumers interested in buying, selling or financing real estate.

FiNet believes the ownership of a world-class real estate domain and related consumer traffic will provide benefits to the Company's stockholders by enhancing the operations of its wholly-owned subsidiaries, namely through:

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Expanding the "Virtual Loan Center" business;
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Building the web-retail division of the mortgage business;
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Increasing the activities of its wholesale mortgage banking division by funding high margin products;
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Entering into the real estate lead-origination market;
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Providing increased overall exposure from recognition of the RealEstate.com domain name.

"We believe the acquisition of RE Ventures significantly strengthens FiNet's intrinsic value and positions the Company to dramatically grow its businesses" said Dan Rawitch, FiNet's Chief Executive Officer. "The acquisition and integration of the RealEstate.com assets will put us in front of thousands of consumers, real estate professionals and mortgage brokers daily. This increased exposure, combined with FiNet's technology, will enable us to aggressively move the Company forward," further stated Dan Rawitch.

Pursuant to the terms of the transaction, FiNet will issue 1,406,000 shares of its common stock as initial consideration for the purchase of all of the stock of RE Ventures from the current RE Ventures shareholders. As a result of the transaction, RE Ventures will become a wholly-owned subsidiary of the Company. In addition, the RE Ventures shareholders may be eligible to receive a performance bonus of additional FiNet common stock two years after the closing of the acquisition as an "earn out," depending on the financial performance of RE Ventures and the stock price of the Company at the end of such period. The issuance of the Company's securities in connection with the acquisition of RE Ventures and the related transaction terms are subject to approval by the stockholders of FiNet.

About FiNet.com

FiNet.com, Inc., through its wholly owned subsidiaries, is a leading e-commerce provider of financing services that facilitate home ownership, including a variety of technology and loan products and automated services for mortgage broker businesses, real estate broker businesses and for consumers. The Company offers online solutions to mortgage broker businesses through Monument Mortgage at www.monument.com, to real estate broker businesses at www.homerwardsolutions.com and residential financial services directly to consumers at www.finet.com.

Safe Harbor

Certain statements in this press release, including statements regarding an increase in wholesale and retail originations are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, including the Company's ability to successfully integrate and utilize the RE Ventures business and the RealEstate.com assets, the adoption and continued use of RealEstate.com-hosted websites by clients and potential clients of the Company's subsidiaries, the approval by the Company's stockholders of the issuance of the Company's securities in connection with the proposed acquisition of RE Ventures, the closing of the proposed acquisition, potential volatility of operating results, and the business and economic conditions and growth of the mortgage industry, the Company's actual results may differ materially from those expressed or implied by such forward-looking statements. Investors are encouraged to read the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2001, which is on file with the Securities and Exchange Commission.

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